PROMISSORY NOTE

$250,000.00	May 14, 2010

For value received, Clenergen Corporation, a Nevada corporation with principal offices at Bath House, Chapel Place, London, Great Britain EC2A 3DQ ("Borrower"), promises to pay to the order of Vastani Trading Limited, a British Virgin Islands corporation with principal offices at Friededstrasstrabe 6-O, Frankfurt 60311 Germany (the "Lender"), at the offices of Borrower  or at such other place as Lender may from time to time appoint in writing,  the principal sum of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars on August 14, 2010 (the “Maturity Date”).  Borrower also promises to pay interest (computed on the basis of a 360 day year for actual days elapsed) at said office in like money on the unpaid principal amount of the Loan (as defined below) at a rate per annum equal to twenty-four percent (24%) per annum, payable no later than the Maturity Date.  Borrower further agrees that upon the failure to satisfy this Promissory Note in full on or prior to the Maturity Date, Borrower shall issue to Lender an 100,000 warrants (each, an “Additional Warrant”) to purchase shares (each, an “Additional Warrant Share”) of the common stock, par value $0.001 per share (the “Common Stock”), of Borrower for each month or portion thereof (each, a “Default Month”) following the Maturity Date that this Promissory Note is not fully paid (prorated in the event that this Promissory Note is satisfied only in part).  The Additional Warrants to have terms identical to the warrants (the “Initial Warrants”) issued to Lender in accordance with the SPA (as hereinafter defined), except that the expiration date of each Additional Warrant shall be the date which is the calendar day immediately preceding the fourth anniversary of the date which such Additional Warrant is required to be issued and the exercise price per Warrant Share shall be equal to 70% of the closing price of the Common Stock on the last day of each Default Month; provided, however, the exercise price of all Additional Warrants may not be less than $0.01 per Additional Warrant Share.  Each set of Additional Warrants shall be deemed to be issued as of the close of business on the last day of the subject Default Month.  In no event shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law.

All payments made in connection with this Note shall be in lawful money of the United States in immediately available funds without counterclaim or setoff and free and clear of and without any deduction or withholding for, any taxes or other payments.  All such payments shall be applied first to the payment of all fees, expenses and other amounts due to Lender (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after the occurrence of an Event of Default, payments will be applied to the obligations of Borrower to Lender as Lender determines in its sole discretion.

This Note is being made and delivered pursuant to a Securities Purchase Agreement (the “SPA”) between Borrower and Lender being executed contemporaneously with this Note.  Each capitalized term not defined in this Promissory Note shall have the meaning ascribed to such capitalized term in the NPA.

The rights of Lender and obligations of Borrower are as follows:

1.           Use of Proceeds.  Borrower shall utilize the proceeds of the Loan as set forth in the SPA.

2.           Prepayment.  Borrower may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal amount evidenced by this Promissory Note; provided, that (a) each such prepayment is accompanied by accrued interest, if any, on the unpaid principal balance, calculated through the date of such prepayment, and (b) each such prepayment shall be in an amount of at least $5,000 (or, if the outstanding principal amount is less than $5,000 at such time, then such outstanding principal amount).

3.           Liabilities.  The term "Liabilities" shall include this Promissory Note and all other indebtedness and obligations and liabilities of any kind of Borrower to Lender arising in connection with this Promissory Note and the SPA (other than the Original Warrants), now or hereafter existing, arising directly between Borrower and Lender or acquired by assignment, conditionally or as collateral security by Lender, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect.

4.           SPA.  This Promissory Note is subject to all of the terms and conditions contained in, and is entitled to the benefits of, the SPA.  The SPA, this Promissory Note and any other agreements, documents and instruments executed and delivered pursuant to or in connection with the SPA or the transactions contemplated by the SPA are collectively referred to in this Promissory Note as the "Loan Documents."  In the event of a conflict between the terms hereof and those in the SPA, the terms of this Promissory Note shall control.

5.           Events of Default.  If any Event of Default (as hereinafter defined) shall occur, Lender may exercise any and all of the remedies as hereinafter provided.  Upon default in the due payment of this Note or any other Event of Default, Lender may, but shall not be required to exercise any right or remedy hereby granted or allowed to Lender by law, and each and every right and remedy hereby granted to Lender or allowed to it by law shall be cumulative and not exclusive the one of the other, and may be exercised by Lender from time to time and as often as may be necessary.  In addition, upon the occurrence of an Event of Default, the unpaid principal amount of this Promissory Note, along with interest as if this Promissory Note was repaid all the Maturity Date, shall be immediately due and payable.  If an attorney is employed to enforce or collect this Promissory Note, Borrower shall pay Lender's reasonable attorneys fees in connection therewith.

6.           Definitions.  As used herein:

(a)         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required to close under the laws of the State of New York.

(b)         "Event of Default" shall mean any of the following events.

(i)           the failure by Borrower to pay any amounts required to be paid under this Promissory Note on or before the date on which such payment was due and such failure is not cured within five business days of the giving of notice to Borrower by Lender of such failure;

(ii)         the breach or noncompliance by Borrower of any of its material representations, warranties or covenants contained in the Security Agreement and such breach or noncompliance is not cured within five business days of the giving of notice to Borrower by Lender of such breach or noncompliance;
(iii)        Borrower shall:
(A)        apply for or consent to the appointment of a receiver or trustee of Borrower’s assets,
(B)         make a general assignment for the benefit of creditors,
(C)         file a petition or other request no matter how denominated (“Petition”) seeking relief under Title 11 of the United States Code or under any other federal or state bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute (“Bankruptcy Statute”), or
(D)         file an answer admitting the material allegations of a Petition filed against it in any proceeding under any Bankruptcy Statute;
(iv)        there shall have entered against Borrower an order for relief under any Bankruptcy Statute; or
(v)         a Petition seeking an order for relief under any Bankruptcy Statute is filed by any one other than Borrower and without Borrower’s consent or agreement which is not dismissed or stayed within 60 days after the date of such filing, or such Petition is not dismissed upon the expiration of any stay thereof.

7.           Miscellaneous.

(a)         Borrower agrees to pay on demand all of Lender's reasonable costs and expenses, including reasonable counsel fees, in connection with collection of any sums due to Lender and enforcement of its rights under this Promissory Note, including, without limitation, reasonable fees of outside legal counsel (but not the allocated costs of in-house legal counsel), accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Liabilities, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

(b)         No modification or waiver of any provision of this Promissory Note shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing.  No failure or delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.

(c)         Borrower hereby waives presentment, demand for payment, notice of protest, notice of dishonor, and any and all other notices or demands except as otherwise expressly provided for herein.

(d)         This Promissory Note and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).  Borrower consents that any legal action or proceeding against it under, arising out of or in any manner relating to, this Promissory Note and the Loan Documents may be brought in any court of the State of New York of competent jurisdiction located within Suffolk County or in the United States District Court for the Eastern District of New York.  Borrower, by the execution and delivery of this Promissory Note, expressly and irrevocably consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding.  Borrower hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenient or any similar basis.

(e)         All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Promissory Note shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Promissory Note to contract in strict compliance with the laws of the State of New York from time to time in effect.  If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between Borrower, each other party obligated on this Promissory Note and Lender.

(f)          BORROWER AND LENDER (BY ACCEPTANCE OF THIS PROMISSORY NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY, AND BORROWER WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM (EXCEPT FOR MANDATORY COUNTERCLAIMS), IN EACH CASE IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PROMISSORY NOTE, THE SPA AND/OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS PROMISSORY NOTE AND MAKE THE LOAN.

(g)         Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Promissory Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Promissory Note or other security document, Borrower will issue, in lieu thereof, a replacement Promissory Note or other security document in the same principal amount thereof and otherwise of like tenor.

(h)         This Promissory Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective legal successors.  This Promissory Note is neither transferable nor assignable in any manner whatsoever.

(i)          This Promissory Note and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Promissory Note and such other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Promissory Note or such other Loan Documents.  Neither this Promissory Note nor any of such other Loan Documents may be amended or modified except by a written instrument describing such amendment or modification executed by Borrower and Lender.

Borrower:
Clenergen Corporation

By:	/s/ Mark L.M. Quinn
Mark L.M. Quinn
Chief Executive Officer